Exhibit 10.12

EXECUTION COPY

LETTER AMENDMENT

Dated as of December 14, 2005

To	the banks, financial institutions
and other institutional lenders
(collectively, the ‘‘Lenders’’) parties
to the Credit Agreement referred to
below and to Citibank, N.A., as agent
(the ‘‘Agent’’) for the Lenders

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of May 25, 2005 (the ‘‘Credit Agreement’’) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Loan Documents.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a) The definition of ‘‘Shareholders Agreement’’ in Section 1.01 is amended in full to read as follows:

‘‘Shareholders Agreement’’ means the Second Amended and Restated Shareholders Agreement dated on or about December 14, 2005 among the Borrower, DaVinci Reinsurance Ltd. and the shareholders listed from time to time on Schedule I thereto.

(b) Section 5.02(i) is amended in full to read as follows:

(i) No Amendment of Certain Documents. Not enter into or permit to exist any amendment, modification or waiver of the Shareholders Agreement or Organization Documents which would in any manner be materially adverse to the interests of the Lenders.

(c) Section 5.02(j) is amended in full to read as follows:

(j) Dividends, Etc. Not, and not permit its Subsidiaries to, (i) declare or pay any dividends on any of its capital stock (other than pro rata payments of dividends by a Subsidiary to the Borrower and such Subsidiary's other shareholders), (ii) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock (other than the pro rata purchase or redemption by a Subsidiary of its capital stock, warrants, options or other rights in respect of such stock) or (iii) set aside funds for any of the foregoing (collectively ‘‘Restricted Payments’’); except that so long as, after giving effect to any such Restricted Payment (A) the Debt to Capital Ratio does not exceed .20:1, (B) the Borrower's Net Worth exceeds $300,000,000 and (C) no Default has occurred and is continuing on the date of such declaration or payment, (1) the Borrower may declare or pay any Restricted Payment (or set aside funds therefor) and (2) any Subsidiary may declare or pay any Restricted Payment (or set aside funds therefor) on a non pro rata basis.

This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to ‘‘this Agreement’’, ‘‘hereunder’’, ‘‘hereof’’ or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to ‘‘the Credit Agreement’’, ‘‘thereunder’’, ‘‘thereof’’ or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Borrower under the Loan Documents, in each case as amended by this Letter Amendment. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

DAVINCIRE HOLDINGS LTD.

By /s/ John M. Lummis Title: Executive Vice President and Chief Financial Officer

Agreed as of the date first above written:

CITIBANK, N.A.,
 as Agent and as Lender

By     /s/ illegible
        Title: Vice President

THE BANK OF N.T. BUTTERFIELD & SON LIMITED

By  /s/ Alan Day
        Title: Vice President

BANK OF AMERICA, N.A.

By  /s/ Debra Basler
        Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By  /s/ Lawrence M. Karp
        Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By  /s/ Helen L. Newcomb
        Title: Vice President

MELLON BANK, N.A.

By  /s/ illegible
        Title: First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By  /s/ William R. Goley
        Title: Director